Exhibit 10.13
PRIVATE ALLOTMENT AGREEMENT
Drawn up and signed on October 15, 2009

Between:	Gazit-Globe Ltd.
Public Company No. 52-003323-4
1 Hashalom Road, Tel-Aviv, Israel
	(hereinafter: “the Company”)	The First Party;

And:	Gazit Inc.
Whose address for the purpose of this agreement is:
c/o Meitar Liquornik Geva & Leshem Brandwein & Co.
16 Abba Hillel Road, Ramat Gan, Israel
	(hereinafter: “the Allottee”)	The Second Party;

Whereas	The Company is a public company whose securities are traded on the Tel-Aviv Stock Exchange Ltd. (“the Stock Exchange”);

And whereas	The Allottee is the controlling shareholder of the Company;

And whereas	The Allottee is interested in acquiring from the Company and the Company is interested in allotting and selling to the Allottee the securities being allotted, as defined below in this agreement;

And whereas	The Parties desire to set forth in this agreement the allotment terms of the securities being allotted by the Company to the Allottee;
It is accordingly agreed, declared and stipulated between the parties as follows:
1.	The preface to this agreement and the appendix thereto constitute an integral part of the contents of this agreement.
2.	Subject to fulfilling the prerequisite referred to in Section 3 below, the Company will allot to the Allottee, and the Allottee will accept, an allotment, on the closing date (as defined below), of 1.5 million ordinary shares each having a nominal value of NIS 1 ranking pari passu for all intents and purposes with the ordinary shares of the Company listed for trade on the Stock Exchange (“the Shares”) at a price of NIS 33.50 per share and with an overall consideration of NIS 50,025,000 (“the Consideration”), and 500,000 unlisted options for the acquisition of ordinary shares of the Company, each having a nominal value of NIS 1, at an exercise price of NIS 39 per share and under the terms prescribed in the option agreement, as defined below (“the Options”), which will be allotted for no consideration (collectively: “the Securities being Allotted”). The allotment of the Shares will be performed by Nominee Company of Bank Leumi Le-Israel Ltd. for the credit of the securities account of the Allottee, the details of which will be provided in writing to the Company shortly before the allotment date and, for this purpose, the Company will deliver to its nominee company a share certificate in the name of the nominee company with respect to the Shares, together with instructions to credit the securities account of the Allottee (and a copy of the aforesaid documents will be sent to the Allottee). The allotment of the Options will be pursuant to the option agreement according to the text attached as Appendix A to this agreement (“the Option Agreement”).
The Consideration will be transferred by the Allottee to the Company’s bank account, the details of which will be provided in writing to the Allottee shortly before the allotment.
For the purpose of this agreement, the “Closing Date” means the first business day (or such other date to which the Parties agree) that is subsequent to the fulfillment of both the following: (a) receipt of the Stock Exchange approval referred to in Section 3 below; and (b) expiration of the period for submitting a request for general meeting approval, within the context of objecting to granting an exemption pursuant to Regulation 1C of the Companies Regulations (Exemptions in Transactions with Interested Parties), 2000 (“the Exemption Regulations”), in connection with the transaction contemplated hereby, or, if a request for general meeting approval, as referred to above, has been submitted — with the general meeting’s approval of the transaction that is the subject of this agreement.
3.	The validity of this agreement and its execution are contingent upon the Stock Exchange approval for the listing for trade of the Shares being Allotted and of the shares resulting from the exercise of the Options (“the Stock Exchange Approval”) being received within 10 days of the date of signing this agreement (“the Prerequisite”). Moreover, it is clarified that, should a request for general meeting approval be submitted pursuant to Regulation 1C of the Exemption Regulations, then the Company will act as required in order to convene a general meeting and, in the aforesaid situation, will act to obtain the general meeting approval by December 15, 2009 (or such later date to which the Parties agree), and this will constitute an additional prerequisite of the agreement. In the event of general meeting approval not being received by December 15, 2009 for any reason, and the Parties not having agreed to extend the aforesaid date, this agreement will be nullified and the Parties will not have claims and/or demands on each other in connection with the agreement or its nullification.
4.	About the time of signing this agreement, the Company will submit a request to the Stock Exchange to receive from it the approval referred to above. Immediately upon receiving the aforesaid approval, the Company will inform the Allottee thereof. If the aforesaid Stock Exchange Approval is not received for any reason within 10 days from the date of this agreement, and the parties have not agreed to extend the aforesaid date, this agreement will be nullified and the Parties will not have claims and/or demands on each other in connection with the agreement or its nullification.
5.	The Company and the Allottee hereby declare, each with regard to itself, that their engagement in this agreement and its execution have been lawfully approved by their authorized forums and that, subject solely to the fulfillment of the Prerequisite and the possibility that general meeting approval will be required in the event of a request being submitted pursuant to the Exemption Regulations, as referred to above, there is no impediment, by virtue of either law or agreement, to their engaging in the agreement and to its execution.
6.	The Allottee declares and confirms that it is aware of and understands the provisions of the Securities Law, 1968 and the provisions of the Securities Regulations (Details with regard to Sections 15A to

15C of the Law), 2000 concerning the restrictions that apply to an offer of securities being allotted in the course of trade on the Stock Exchange otherwise than by way of a prospectus (“the Blocking Restrictions”), and it undertakes to act in conformance with these provisions.
7.	The Allottee declares and undertakes that it is aware that the Securities being Allotted are being acquired by it without any declaration or representation or indemnification (“as is”), except as expressly specified in this agreement, and that the Allottee will not have any claim and/or argument against the Company or any person acting on its behalf (including the Company’s managers, its employees, its advisors and/or against any person acting on their behalf) in any matter relating to the Company or to its position.
8.	The Allottee declares that no agreements, either written or oral, exist between it and the shareholders of the Company, or with others, relating to the acquisition or sale of the Company’s securities or relating to the Company’s voting rights.
9.	The Company will provide all the reports required pursuant to the law in connection with engaging in this agreement. The Allottee will provide the Company with the details required in connection with the aforesaid reports.
10. No modification or addition to this agreement will be valid, unless made in writing and signed by both Parties to this agreement.
11. The Allottee may assign all its rights and obligations pursuant to this agreement to a company wholly owned by it, in accordance with the instructions of the Allottee immediately prior to the allotment, at its sole discretion.
12. The addresses of the Parties for the purposes of this agreement are as stated in the preface to the agreement. Any notice that one of the Parties is required to send to the other pursuant to this agreement, is to be sent in writing, by personal delivery or by facsimile, and will be deemed to have been received by the recipient Party within one business day from the dispatch date, provided that a notice sent by fax will be deemed to be a notice that has been delivered if the sending Party holds a confirmation that the facsimile notice was transmitted without problem and that it receives confirmation by telephone from a representative of the other Party that the notice was received.
Signed by the Parties to attest to the above:

/s/ Gazit-Globe Ltd.	/s/ Gazit Inc.

Gazit-Globe Ltd.	Gazit Inc.